Exhibit 24

POWER OF ATTORNEY

Roper Industries, Inc. 2006 Incentive Plan

KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned director and/or officer of Roper Industries, Inc., a corporation organized under the laws of the state of Delaware (the “Company”), hereby constitutes and appoints Brian D. Jellison, John Humphrey and David B. Liner (each, an “Agent”, and collectively, “Agents”) his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed therewith or with respect thereto, relating to the registration of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issuable pursuant to the Roper Industries, Inc. 2006 Incentive Plan. Each signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date
/s/ Brian D. Jellison Brian D. Jellison	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	July 3, 2006

/s/ John Humphrey John Humphrey	Vice President and Chief Financial Officer (Principal Financial Officer)	July 3, 2006

/s/ Paul J. Soni Paul J. Soni	Vice President and Controller (Principal Accounting Officer)	July 3, 2006

/s/ W. Lawrence Banks W. Lawrence Banks	Director	July 5, 2006

/s/ John F. Fort, III John F. Fort, III	Director	July 4, 2006

/s/ Derrick N. Key Derrick N. Key	Director	July 5, 2006

/s/ Christopher Wright Christopher Wright	Director	July 5, 2006

/s/ Wilbur J. Prezzano Wilbur J. Prezzano	Director	July 5, 2006

David W. Devonshire	Director

/s/ Donald G. Calder Donald G. Calder	Director	July 5, 2006

/s/ Robert D. Johnson Robert D. Johnson	Director	July 5, 2006